UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                    FORM 8-K
                                  CURENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

                         Date of Report: March 29, 2002

                                   FTLA, Inc.
                                   ----------
             (Exact name of registrant as specified in its chapter)

                                     Florida
                  (State or other jurisdiction of incorporation

                                    333-94265
                            (Commission File Number)

                                    061562447
                        (IRS Employer Identification No.)

                                   FTLA, Inc.
                                   ----------
                               6066 Vineyard Drive
                         Ottawa, Ontario Canada K1C 2M5
               (Address of principal executive offices) (Zip Code)

                           Floran International, Inc.
                           --------------------------
          (Former name or former address, if changed since last report)

INFORMATION TO BE INCLUDED IN THE REPORT
FTLA, Inc. is also referred to hereafter as "the Company," "we," or "our."

Item 1. Changes in Control of Registrant.

On March 26, 2002, Paragon Management and Marketing Inc., our majority shareholder sold 9,000,000 shares of our common stock to Kojon Biometrics Inc., a Canadian Corporation, in exchange for $100,000. Of this amount, $75,000 was paid in cash by Kojon Biometrics, Inc., and $25,000 was paid by a promissory note payable by Kojon Biometrics, Inc. to Paragon Management and Marketing, Inc. Lam Ko Chau, the majority shareholder of Kojon Biometrics, Inc., owns 3,500,000 shares or sixty percent (60%) of Kojon Biometrics, Inc., common stock.. Lam Ko Chau is the President and a Director of Kojon Biometrics, Inc. As a result of the transaction, Kojon Biometrics, Inc. holds 9,000,000 shares of the Company's common stock which represents approximately ninety-one percent (91%) of our common stock.

Item 2. Acquisition or Disposition of Assets.

Not Applicable.

Item 3. Bankruptcy or Receivership.

Not Applicable.

Item 4. Changes in Registrant's Certifying Accountant.

Not Applicable.

Item 5. Other Events and Regulation FD Disclosure.

On March 28, 2002, our Board of Directors and Kojon Biometrics, Inc., approved a change of our name from FTLA, Inc. to Liska Biometry, Inc.

Item 6. Resignations of Registrant's Directors.

On March 26, 2002,  Lyndell  Parks,  the Company's  President and Director,  and
Audra Parks, the Company's Secretary, Treasurer and Director, resigned from their positions and Lam Ko Chau was appointed as our President and to our Board of Directors to fill the vacancies created by the resignations of Lyndell Parks and Audra Parks. As a result, Lam Ko Chau became our sole Officer and Director.

Item 7. Financial Statements and Exhibits.

(a) Not Applicable.
(b) Not Applicable.
(c) Exhibits.
Exhibit 3. Amendment to Articles of Incorporation

Item 8. Change in Fiscal Year.

Not Applicable.

Item 9. Regulation FD Disclosure.

Not Applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 28, 2002

FTLA, Inc.
By  /s/ Lam Ko Chau
  -----------------
CHIEF EXECUTIVE OFFICER AND A DIRECTOR